Exhibit 10.1

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

THIS FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of the 7th day of September, 2012 by and between DIG EH HOTEL LLC, a Delaware limited liability company (“Seller”), SHR ESSEX HOUSE, LLC, a Delaware limited liability company (“Hotel Purchaser”), and SHR ESSEX HOUSE CONDOMINIUMS, LLC, a Delaware limited liability company (“Condo Purchaser”; together with Hotel Purchaser, the “Purchaser”).

W I T N E S S E T H:

WHEREAS, Hotel Purchaser and Seller entered into that certain Purchase and Sale Agreement dated August 13, 2012 (“Purchase Agreement”) for the purchase and sale of certain property located in New York, New York, as more particularly described in the Purchase Agreement (the “Property”);

WHEREAS, Hotel Purchaser assigned certain of its rights under the Purchase Agreement to Condo Purchaser as evidenced by that certain letter from Hotel Purchaser to Seller dated August 31, 2012; and

WHEREAS, Purchaser and Seller desire to amend the Purchase Agreement pursuant to the terms of this Amendment.

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, Purchaser and Seller agree as follows:

1. Closing. Section 8.1(a) of the Purchase Agreement is hereby deleted in its entirety and replaced with the following: “Closing. The closing shall take place at the office of Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104 at 1:00 P.M. (New York City time) (the “Closing”), on September 14, 2012 (the “Closing Date”). Time shall be of the essence with respect to the parties’ obligations to consummate the transactions contemplated by this Agreement on the Closing Date.”

2. Default Charges. Purchaser acknowledges that as a result of the postponement of the Closing Date from September 7, 2012 to September 14, 2012 agreed to in this Amendment (the “Postponement”), which was requested by Purchaser, Seller shall be required to pay certain default interest payments and possibly certain other reasonable processing or servicing fees (collectively, “Default Charges”) to its existing lenders in connection with its current financing of the Property (“Seller’s Existing Loans”) and that the Seller’s Existing Loans would have been paid off prior to their maturity had the Closing occurred on September 7, 2012 as required by the Purchase Agreement prior to this Amendment. Purchaser acknowledges and agrees that, based upon Seller’s current knowledge of the Seller’s Existing Loans, the amount of the Default Rate above the Applicable Interest Rate (as such terms are defined in the loan agreements evidencing Seller’s Existing Loans) is estimated to be $36,899 for each day that the Seller’s Existing Loans have not been timely paid and is estimated to be $258,294 if the Closing occurs on September 14, 2012. Purchaser hereby agrees to pay Seller the Default Charges upon the earlier to occur of (i) the Closing or (ii) Purchaser’s failure to close on the Closing Date and hereby agrees that if the actual amount of Default Charges exceeds the aforementioned $258,294 amount, Purchaser shall pay Seller the difference within one (1) day of receipt of written notice from Seller advising Purchaser of such actual amount of Default Charges. Should the Closing occur after September 7, 2012 but prior to September 14, 2012, or should the existing lenders with respect to Seller’s Existing Loans waive or reduce the Default Charges, the actual Default Charges payable by Purchaser to Seller at Closing shall be prorated or adjusted at Closing to reflect the amount actually payable by Seller under the Seller’s Existing Loans.

3. Condominium Charges. Purchaser hereby agrees that, notwithstanding anything to the contrary in Section 8.4(b)(viii) of the Purchase Agreement, if Seller and Purchaser proceed to Closing, Seller shall not be responsible for the $656,025 in capital expenditures for the Essex House Condominium as shown on Exhibit A attached to this Amendment (the “Condominium Prorations”), and such Condominium Prorations shall be borne by Purchaser.

4. Operations. Purchaser acknowledges that operation of the Hotel-Related Units (as such term is defined in the Purchase Agreement) shall be impaired as a result of the proper and necessary preparations made by Jumeirah Hospitality & Leisure (USA) Inc. (“Jumeirah”) in contemplation of and preparation for Closing on September 7, 2012 and the fact that it was expecting to vacate the Property on that date. Seller shall continue to use its commercially reasonable efforts to comply with Section 4.3(b) of the Purchase Agreement but shall not be deemed to be in breach of any of its provisions as a result of the postponement of the Closing Date agreed to in this Amendment and the impairment of the operation of the Hotel-Related Units due to Jumeirah having insufficient staff or resources to maintain normal operations after September 7, 2012.

5. Hotel Management Costs. Purchaser acknowledges that Jumeirah will incur significant costs and expenses as a result of the Postponement and the resulting need to redeploy personnel and resources and that Jumeirah will pass those costs onto Seller. Such costs (the “Extraordinary Costs”) shall be over and above the management fees, brand charges, reimbursable expenses, and other costs incurred in the operation of the Hotel-Related Units unrelated to the Postponement. Purchaser hereby agrees to pay a reasonable portion of such Extraordinary Costs at Closing, and such amount shall be part of the pro-rations to be done as part of Seller and Purchaser’s preparation of a mutually satisfactory Closing Statement.

6. Successors and Assigns; Extent of Amendment. The terms of this Amendment shall inure to the benefit of, and be binding upon, the respective successors and assigns of the parties hereto. Except as modified herein, the Purchase Agreement shall remain in full force and effect.

7. Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

8. Multiple Counterparts. This Amendment may be executed in multiple counterparts and via facsimile and/or PDF signature, each of which shall, for all purposes, be deemed an original, but which together shall constitute one and same instrument.

9. Headings. Descriptive headings are used in this Amendment for convenience only and shall not control, limit, amplify or otherwise modify or affect the meaning or construction of any provision of this Amendment.

[signature pages follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

PURCHASER:

SHR ESSEX HOUSE, LLC, a Delaware limited liability company

By:	/s/: Jonathan P. Stanner
Name:	Jonathan P. Stanner
Title:	Vice President, Capital Markets & Treasurer

SHR ESSEX HOUSE CONDOMINIUMS, LLC, a Delaware limited liability company

By:	/s/: Jonathan P. Stanner
Name:	Jonathan P. Stanner
Title:	Vice President, Capital Markets & Treasurer

The undersigned is joining in the execution of this Amendment for the sole purpose of agreeing to be bound to make the payment described in Section 2 hereof:

STRATEGIC HOTEL FUNDING, LLC

By:	/s/: Jonathan P. Stanner
Name:	Jonathan P. Stanner
Title:	Vice President, Capital Markets & Treasurer

SELLER:

DIG EH HOTEL LLC, a Delaware limited liability company

By:	/s/: Mark S. Edelstein
Name:	Mark S. Edelstein
Title:	Authorized Signatory

[signatures continue on following page]

ACKNOWLEDGED AND AGREED TO BY:

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/: Deanna Wilkie
Name:	Deanna Wilkie
Title:	Escrow Officer

JOINDER PARTY:

LONGWING INCORPORATED, a Delaware corporation

By:	/s/: Dinky Puri
Name:	Dinky Puri
Title:	Managing Director

[end of signatures]

EXHIBIT A

CONDOMINIUM PRORATIONS

[attached behind]

Essex House hotel

Prorations Schedule

Unused capex collected from Minority Owners

Section 8.4(b)(viii)

Cut-Off Time:	09/06/12
Remaining Minority Capex Collected	$265,509

CONDO SHARED 2012 Capital True-Up (Treated as Operating Expense) - JUMEIRAH ESSEX HOUSE
Project #	Project Description	2012 Amount	2012 Budget Pro- rated for 9- months	2012	Minority Allocation	Funds Collected From Minority Owners for 9-months (Jan-Sep, 2012)	Minority Share of Work Completed (payments made in 2012)	Remaining Share of Minority Interest Collected	Status
	True-Up as of Sep-2012	BUDGET	BUDGET	Work Completed
JEH-2012-01	Façade Restoration / Roof Replacement	$825,000	$618,750	$58,890	28.43%	$175,911	$16,742	$159,168	Façade & Roof Project
JEH-2012-08	Boiler #2 Replacement	$350,000	$262,500	$125,472	26.44%	$69,405	$33,175	$36,230	Boiler #2 replacement
JEH-2012-11	Aruba WiFi (additional Access Points)	$41,072	$30,804	$0	13.87%	$4,273	$0	$4,273	Additional access points to improve wireless coverage in the building
JEH-2012-40	DVR For Security Camera System	$11,000	$8,250	$10,219	13.87%	$1,144	$1,417	($273)	DVR for camera system currently there is no video recording on 32 cameras
JEH-2012-41	Fan Coil Replacement - Air Conditioning	$125,000	$93,750	$10,957	26.44%	$24,788	$2,897	$21,890	Fan Coil Replacement - Air-conditioning for Corridors
JEH-2012-45	HVAC Drier Replacement	$23,000	$17,250	$0	26.44%	$4,561	$0	$4,561	Drier for HVAC - This eliminates moisture from the pneumatic control system
JEH-2012-50	Electrical Upgrade (Con Ed)	$200,000	$150,000	$0	26.44%	$39,660	$0	$39,660	Contingency to install equipment supplied by Con Ed on 23rd & 43rd Fl. Vaults
	GRAND TOTAL 2010	$1,575,072	$1,181,304	$205,538	20.30%	$319,741	$54,232	$265,509

9 Months
Total for 9 Months	$1,181,304
Shared by Homeowners	($319,741)
Spent to Date	($205,538)
Remaining	$656,025

Total

Footnotes:

Follow-up items: